EXHIBIT 99.1

INTEGRUM GROUP, LLC.

CONSOLIDATED FINANCIAL STATEMENTS

AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

i

ii

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Member of Integrum Group LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Integrum Group LLC (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations, member’s equity, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 “Going Concern” to the financial statements, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 “Going Concern”. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate. We determined that there were no critical audit matters.

Farber Hass Hurley LLP

We have served as the Company’s auditor since 2024. Oxnard, CA

January 31, 2025

F-1

Integrum Group, LLC.

Consolidated Balance Sheets

As of December 31, 2023 and 2022

	2023	2022
Assets
Current assets
Cash	$1,015	$14,570
Accounts receivable, net	94,596	17,800
Prepaid expenses and other assets	30,216	23,529
Total current assets	125,827	55,899

Other assets
Property and equipment, net of accumulated depreciation of $3,606 and $879, respectively	4,575	7,302
Intangible assets, net	899,304	1,389,780
Right of use asset	94,697	-
Other receivables, related party, net of allowance for credit losses of $497,745	19,000	-
Employee loan receivable, net of amortization of $94,178	285,822	-
Total other assets	1,303,398	1,397,082

Total assets	$1,429,225	$1,452,981
Liabilities
Current liabilities:
Accounts payable	$225,559	$260,655
Accrued expenses and other liabilities	658,266	644,301
Lines of credit	224,954	224,447
Deferred revenue	23,504	57,266
Accrued expenses, related party and advances from executive	170,616	105,466
Lease liability	94,697	-
Notes payable, related party	547,000	-
Total current liabilities	1,944,596	1,292,135

Total liabilities	1,944,596	1,292,135
Commitments and contingencies (Note 3)
Member's capital (deficit)
Member's capital (deficit)	(515,371)	160,846
Total liabilities and member's capital (deficit)	$1,429,225	$1,452,981

 The accompanying notes are an integral part of these financial statements.

F-2

 Integrum Group, LLC.

Consolidated Statements of Operations

For the Years Ended December 31, 2023 and 2022

	2023	2022
Revenue	$2,802,065	$3,133,226
Expenses
Salaries and related expenses	2,892,309	3,184,316
Office and other direct expenses	36,214	598,546
Cost of services	2,928,523	3,782,862
General and administrative expenses	886,822	612,062
Depreciation and amortization	557,631	413,932
Total expenses	4,372,976	4,808,856
Loss from operations	(1,570,911)	(1,675,630)
Other income (expenses)
Interest expense	(88,039)	(7,270)
Other income (expense), net	(82,952)	(52,198)
Total other income (expenses)	(170,991)	(59,468)
Net loss before provision for income taxes	(1,741,902)	(1,735,098)
Provision for income taxes	-	-
Net loss	$(1,741,902)	$(1,735,098)

 The accompanying notes are an integral part of these financial statements.

F-3

Integrum Group, LLC.

Consolidated Statement of Member's Capital (Deficit)

For the Years Ended December 31, 2023 and 2022

Balance at December 31, 2021	$934,944
Member's contributions	1,322,000
Distributions to member	(361,000)
Net loss	(1,735,098)
Balance at December 31, 2022	160,846
Member's contributions	1,075,685
Distributions to member	(10,000)
Net loss	(1,741,902)
Balance at December 31, 2023	$(515,371)

The accompanying notes are an integral part of these financial statements.

F-4

 Integrum Group, LLC.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2023 and 2022

	2023	2022
Operating Activities:
Net Loss	$(1,741,902)	$(1,735,098)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	557,631	413,932
Amortization of employee loan receivable	94,178	-
Expenses paid directly from proceeds of note payable	4,500	-
Expenses paid by member	3,848	756,553
Allowance for credit losses	504,612	47,594
Changes in operating assets and liabilities:
Accounts receivable	(76,796)	(27,003)
Other receivables, related party	(523,612)	-
Prepaid expenses and other assets	(6,687)	(19,140)
Accounts payable	(64,401)	148,336
Accrued expenses and other liabilities	839,941	455,616
Deferred revenue	(33,762)	40,466
Accrued expenses, related party and advances from executive	65,150	-
Cash flows provided by (used in) operating activities	(377,300)	81,256

Investing Activities:
Purchase of property and equipment	-	(8,181)
Loan receivable	(380,000)	-
Acquisition of intangible assets	(35,123)	(665,015)
Cash flows used in investing activities	(415,123)	(673,196)
Financing Activities:
Member's contributions	175,685	1,322,000
Distributions to members	(10,000)	(361,000)
Proceeds from notes payable	542,500	-
Proceeds from line of credit	660	425,288
Advances from member	955,116	831,133
Repayment of advances from member	(884,940)	(1,473,916)
Repayment of line of credit	(153)	(153,141)
Cash flows provided by financing activities	778,868	590,364
Net change in cash	(13,555)	(1,576)
Cash-beginning of the year	14,570	16,146
Cash-end of year	$1,015	$14,570

Supplemental cash flow disclosures

Interest paid	$111,439	$7,270

Income taxes paid	$-	$-

Supplemental disclosure of non-cash investing and financing activities

Recognition of right of use asset and lease liability	$178,760	$-
Contribution of accrued guaranteed payments to member to capita	$900,000	$-
Intangible assets acquired through accounts payable	$29,305	$-
Payment of line of credit through advances from member	$-	$47,700

The accompanying notes are an integral part of these financial statements.

F-5

INTEGRUM GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BUSINESS AND GOING CONCERN

Nature of the Business

Integrum Group LLC (“the Company”) was formed in July 2021 as Delaware entity and is currently headquartered in Los Angeles, California. The Company specializes in marketing solutions through a network of independent agency brands. Its services span various industries, including performance media, experiential marketing and medical industry marketing. The Company focuses on innovation, integrity, collaboration, and excellence, prioritizing the integration of technology, fostering client growth, and creating a collaborative culture among its brands.

On September 12, 2024 the Company filed a certificate of amendment to its certificate of formation with the Secretary of State of the State of Delaware pursuant to which it changed its corporate name from Integrum Group LLC to Onar, LLC.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred losses and has not generated positive cash flows from operations since inception. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations and positive cash flows. Management’s plans with respect to operations include aggressive marketing and raising additional capital through sales of equity or debt securities as may be necessary to pursue its business plans and sustain operations until such time as the Company can achieve profitability. Management believes that aggressive marketing combined with additional financing, as necessary, will result in improved operations and cash flows in the future. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Reportable Segment

The Company operates in one business segment and uses one measurement of profitability for its business.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

General and Administrative

General and administrative expenses consist primarily of corporate payroll and benefit costs, rent, and other administrative expenses.

F-6

INTEGRUM GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash held in demand deposit accounts. The Company maintains its cash at financial institutions within the United States which management believes have a high credit quality and which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to limits of approximately $250,000. No reserve has been made in the financial statements for any possible loss due to financial institution failure. The Company’s cash balances may at times exceed the amount of insurance coverage provided by the FDIC.

Risks and Uncertainties

The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of December 31, 2023, and 2022.

Accounts Receivable and Other Receivables, Related Party

Accounts receivable and other receivables, related party, consist of invoices for services rendered by the Company through the reporting date. The Company records an allowance for credit losses to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, customer credit worthiness, current economic trends and expected future losses. Accounts are considered delinquent when payments have not been received within 30 days and are written off when management determines that collection is not probable. During the years ended December 31, 2023 and 2022, the Company recognized allowances for future credit losses totaling $504,612 and $-0- respectively. During the year ended December 31, 2023, and 2022, $-0- and $47,594 of accounts receivable were charged off against the allowance for doubtful accounts. As of December 31, 2021, the Company’s accounts receivable balance was $38,391 and other receivables, related party, was $-0-. As of December 31, 2023 and 2022, the Company’s allowance for doubtful accounts was $497,745 and $-0-, respectively.

Intangible Assets

Intangible assets are amortized over their estimated useful lives. Each period, the Company evaluates the estimated remaining useful life of its intangible assets and whether events or changes in circumstances warrant a revision to the remaining period of amortization. Management tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets but at least annually on December 31st.

Property and Equipment

The Company accounts for property and equipment such as computers and office furniture and fixtures, at cost. Repairs and maintenance are expensed as incurred and significant replacements and improvements are capitalized. The Company considers the period of future benefit of an asset to determine its appropriate useful life. Depreciation is recorded using the straight-line method over the respective useful lives of the assets. Upon the retirement or other disposition of property and equipment, the related cost and accumulated depreciation are charged to operations. The Company’s property and equipment have an estimated useful life of 3 years based on the nature of these assets.

F-7

INTEGRUM GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment Assessment

The Company evaluates intangible assets and other long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This includes but is not limited to significant adverse changes in business climate, market conditions or other events that indicate an asset’s carrying amount may not be recoverable. The recoverability of these assets is measured by comparing the carrying amount of each asset to the future cash flows the asset is expected to generate. If the cash flows used in the test for recoverability are less than the carrying amount of these assets, the carrying amount of such assets is reduced to fair value. There was no impairment recorded as of December 31, 2023 and 2022.

Revenue Recognition

The Company accounts for revenue in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codifications (“ASC”) 606, ‘Revenue from Contracts with Customers’ (“ASC 606”).

A performance obligation is a promise in a contract to transfer a distinct good or service to the client and is the unit of accounting in ASC 606. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation based on the relative standalone selling price. Determining relative standalone selling price and identifying separate performance obligations requires judgment. Contract modifications may occur in the performance of the Company’s contracts. Contracts may be modified to account for changes in the contract specifications, requirements or duration. If a contract modification results in the addition of performance obligations priced at a standalone selling price or if the post- modification services are distinct from the services provided prior to the modification, the modification is accounted for separately. If the modified services are not distinct, they are accounted for as part of the existing contract.

The Company enters into Master Services Agreement (“MSA”) and Scope of Work (“SOW”) which govern the terms of the Company’s performance obligation for purposes of revenue recognition.

The Company’s performance obligation is a single performance obligation, Advertising Management Services which encompasses the following integrated and interdependent services:

1.

Strategic Consulting: Development of marketing strategies, including competitive analysis, campaign performance evaluations, and recommendations for campaign execution and optimization in the digital space.

2.

Paid Advertising: Execution of digital advertising campaigns leveraging data analytics, machine learning, and artificial intelligence across a range of digital platforms. Ongoing optimization of these campaigns to achieve optimal results for the client is part of the process, as well as iterative creative services to help achieve results. Continuous monitoring and adjustment of the advertising campaigns is achieved through bi-weekly consultations with the client to review performance and implement optimizations.

3.

Web Development: The creation and development of websites, landing pages, ecommerce platforms, and other web assets is often supplemental to the Paid Advertising being executed for clients. This includes optimization of existing web assets with services such as search engine optimization and conversion rate optimization.

4.

Creative Services: The creation or redevelopment of creative assets is another service area offered. Typically, the creative services are limited to Web Development or the execution of creative services needed to support Paid Advertising. In some cases, full brand development and brand strategy work is included in the Creative Services offering.

F-8

INTEGRUM GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

These services are integrated and interdependent, all contributing to the goal of improving the client’s business performance, revenue, and awareness over time. Revenue is recognized over time as the services are provided and the performance obligation is satisfied, consistent with the ongoing optimization efforts. Amounts recognized but not yet invoiced to the customer are included as ‘contract assets’ within the accompanying consolidated balance sheets.

A monthly invoice is sent to clients in advance for ongoing services. Any additional services outside the agreed-upon scope, such as the inclusion of additional services, are subject to prior written approval and will result in additional fees. Payments received for future services are classified as ‘deferred revenue’ within the accompanying consolidated balance sheets. As of December 31, 2021, the amount of deferred revenue was $16,800.

Financial Instruments

The Company’s financial instruments include cash, accounts receivables, other receivables, related party, accounts payable, lines of credit and notes payable are accounted for under the provisions of ASC Topic 825, ‘Financial Instruments’. The carrying amount of these financial instruments, as reflected in the accompanying consolidated balance sheets approximates fair value.

Fair Value Measurement

ASC Topic 820, ‘Fair Value Measurement’ (“ASC 820”), requires that certain financial instruments be recognized at their fair values at each reporting date. However, other financial instruments, such as debt obligations, are not required to be recognized at fair value, but GAAP provides an option to elect fair value accounting for these instruments. GAAP requires the disclosure of the fair values of all financial instruments, regardless of whether they are recognized at fair value or carrying amounts in its consolidated balance sheets. For financial instruments recognized at fair value, GAAP requires the disclosure of their fair values by type of instrument, along with other information, including changes in the fair values of certain financial instruments recognized in income or other comprehensive income. For financial instruments not recognized at fair value, the disclosure of their fair values is provided above under ‘Financial Instruments.’

Nonfinancial assets, such as property and equipment, and nonfinancial liabilities are recognized at carrying amounts in the Company’s consolidated balance sheets. GAAP does not permit nonfinancial assets and liabilities to be remeasured at fair value. However, GAAP requires the remeasurement of such assets and liabilities to fair value upon the occurrence of certain events, such as the impairment of property and equipment. In addition, if such an event occurs, GAAP requires the disclosure of the fair value of the asset or liability along with other information, including the gain or loss recognized in operations in the period the remeasurement occurred.

ASC 820 provides a fair value hierarchy which prioritizes the use of observable inputs when measuring assets or liabilities at fair value. The defined levels of the fair value hierarchy within ASC 820 are:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

Level 2 - Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; or

Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The Company did not have any assets and liabilities at December 31, 2023 or 2022 that are required to be reported within the fair value hierarchy provided in ASC 820.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when management assesses that it is probable that a liability has been incurred and the amount can be reasonably estimated.

F-9

INTEGRUM GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Lease Accounting

The Company regularly evaluates whether a contract meets the definition of a lease whenever a contract grants it the right to control the use of an identified asset for a period in exchange for consideration. If the Company’s lease agreement includes renewal option periods, the Company includes such renewal options in its calculation of the estimated lease term when it determines the options are reasonably certain to be exercised. When such renewal options are deemed to be reasonably certain, the estimated lease term determined will be greater than the non-cancelable term of the contractual arrangement.

The Company classifies its lessee arrangements at inception as either operating leases or financing leases. A lease is classified as a financing lease if at least one of the following criteria is met: (1) the lease transfers ownership of the underlying asset to the lessee, (2) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise, (3) the lease term is for a major part of the remaining economic life of the underlying asset, (4) the present value of the sum of the lease payments equals or exceeds substantially all of the fair value of the underlying asset, or (5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. A lease is classified as an operating lease if none of the five criteria described above for financing lease classification is met.

Operating and finance lease right-of-use (“ROU”) assets and liabilities are recognized at commencement based on the present value of lease payments over the lease term. ROU assets also include any lease payments made prior to lease commencement and exclude lease incentives. The lease term is the noncancelable period of the lease and includes options to extend or terminate the lease when it is reasonably certain that an option will be exercised. As the rate implicit in its leases is typically not readily determinable, in computing the present value of lease payments the Company generally uses its incremental borrowing rate based on information available at the commencement date. Variable lease payments not dependent on an index or rate are expensed as incurred and not included within the calculation of ROU assets and lease liabilities. Lease expense for operating lease payments is recognized on a straight- line basis over the lease term.

The Company does not separate non-lease components from lease components for any class of leases, and the Company does not recognize ROU assets and lease liabilities for leases with a lease term of twelve months or less.

Share Based Compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with ASC Topic 718, ‘Compensation – Stock Compensation’. Costs are measured at the estimated fair value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services.

Income Taxes

The Company and its subsidiaries are single-member limited liability companies that have elected to be treated as a partnership for federal and state income tax purposes. Accordingly, no provision for federal income taxes, including deferred tax assets or liabilities, has been reflected in the accompanying consolidated financial statements, as the results of the Company’s operations are passed through to its member.

F-10

INTEGRUM GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, the Company’s management performs an evaluation of all uncertain income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a ‘more likely than not’ standard of being sustained under examination by the applicable taxing authorities. This evaluation is required to be performed for all open tax years, as defined by the various statutes of limitations, for federal and state purposes. If the Company has interest or penalties associated with insufficient taxes paid, such expenses are reported in income tax expense.

Recently Issued Accounting Standards

Accounting Standards Update No. 2016-13, Financial Instruments – Credit Losses (“Topic 326”): Measurement of Credit Losses on Financial Instruments: The update adds a new impairment model, known as the current expected credit loss (“CECL”) model, that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes an allowance for its estimate of expected credit losses at the initial recognition of an in-scope financial instrument. The CECL model does not have a minimum threshold for recognition of impairment losses and entities will need to measure expected credit losses on assets that have a low risk of loss. Since the Company is a smaller reporting company, as defined by the U.S. Securities and Exchange Commission (“the “SEC”), the new guidance became effective on January 1, 2023. The Company adopted ASU 2016-13 effective January 1, 2023, but the adoption of ASU 2016-13 did not have a material impact on the Company’s financial statements.

Accounting Standards Update No. 2023-07 —Segment Reporting (“Topic 280”): Improvements to Reportable Segment Disclosures: The update is intended to improve reportable segment disclosure requirements through enhanced disclosures about significant segment expenses. The amendments require disclosure of significant segment expenses regularly provided to the chief operating decision maker (“CODM”) as well as other segment items, extend certain annual disclosures to interim periods, clarify the applicability to single reportable segment entities, permit more than one measure of profit or loss to be reported under certain conditions, and require disclosure of the title and position of the CODM. The Company adopted ASU 2023-07 effective January 1, 2024, but the adoption of ASU 2023-07 did not have a material impact on the Company’s financial statements.

Accounting Standards Update No. 2023-09 —Income Taxes (“Topic 740”): Improvements to Income Tax Disclosures: The update requires the annual financial statements to include consistent categories and greater disaggregation of information in the rate reconciliation, and income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for the Company’s annual reporting periods beginning after December 15, 2024, with early adoption permitted, and should be applied on a prospective basis, with a retrospective option. The Company adopted ASU 2023-09 effective January 1, 2025, but the adoption of ASU 2023-09 did not have a material impact on the Company’s financial statements.

The Company has evaluated all other recent accounting pronouncements and determined that the adoption of other pronouncements applicable to the Company has not had, nor is expected to have, a material impact on the Company’s financial position, results of operations, or cash flows.

Subsequent Events

Management has evaluated all transactions through the date the financial statements were issued for subsequent event disclosure or adjustment consideration (Note 10).

NOTE 3 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be involved in litigation in the ordinary course of business. The Company is not currently involved in any litigation that the Company believes could have a material adverse effect on its financial condition or results of operations.

F-11

INTEGRUM GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Leases

The Company adopted ASC Topic 842, ‘Leases’, (“ASC 842”) on January 1, 2022. ASC 842 establishes principles for recognizing, measuring, presenting, and disclosing leases to ensure that lessees and lessors provide relevant information about their leasing transactions. The Company adopted ASC 842 using the modified retrospective approach and elected to use the effective method to apply this standard on the effective date to all remaining leases meeting the criteria for recognition. Comparative prior periods are not restated and are presented under ASC 840. In applying the modified retrospective approach, the Company elected the package of practical expedients permitted by ASC 842, which includes:

-	Existing Leases: The Company did not reassess whether existing contracts are or contain leases.
-	Initial Direct Costs: The Company did not reassess initial direct costs for existing leases.
-	Non-lease components: The Company combined lease and non-lease components.

On June 9, 2023, the Company entered into a lease arrangement with a third party for apartment space in Los Angeles, California, for the Company’s Chief Executive Officer. This lease requires monthly minimum payments of $12,650. The Company determined this lease represented an operating lease at inception and recognized a right-of-use asset and a related lease liability of approximately $179,000.

Initially, the Company measured the right of use asset and liability associated with this lease using the following inputs:

Remaining lease term (in years)	0.67
Discount rate	18.00%

The Company records rent on straight-line basis over the terms of the underlying lease. Estimated future minimum lease payments under the lease as of December 31, 2023 are as follows:

Amount
Year Ending December 31, 2024	$113,850
Total remaining lease payments	113,850
Less: imputed interest	19,153
Present value of remaining lease payments	$94,697

Rent expense for the years ended December 31, 2023 and 2022 was approximately $73,000 and $-0- respectively, and was included in ‘general and administrative’ expenses in the accompanying consolidated statements of operations. The Company paid approximately $74,000 and $-0- respectively, in lease payments during the years ended December 31, 2023 and 2022 and are included in the Company’s operating cash flows for both periods.

Payroll tax liabilities

For the year ended December 31, 2023, the Company did not remit federal income tax, social security, Medicare or local and state income taxes which were withheld from the Company’s employees’ payroll. The Company has estimated and accrued fines and penalties associated with the amounts which have not been remitted and includes this amount in ‘accrued expenses and other liabilities’ in the accompanying consolidated balance sheets. As of December 31, 2023, the amounts accrued consisted of:

Federal and state taxes	$462,367
Fines and penalties	127,178
Total	$589,545

F-12

INTEGRUM GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – DEBT

Notes Payable, Related Party

Beginning on March 31, 2023, the Company entered into a series of notes payable with a related party. These notes have the following terms and balances as of each reporting date.

				Interest			Balance at December 31,
Note	Issue Date	Principal	Maturity Date	Rate	Collateral	Payments	2023	2022
Note #1	3/31/2023	$250,000	3/31/2024	18%	All assets	At maturity	$250,000	$-
Note #2	4/10/2023	$120,000	3/31/2024	18%	All assets	At maturity	120,000	-
Note #3	4/17/2023	$30,000	3/31/2024	18%	All assets	At maturity	30,000	-
Note #4	6/20/2023	$130,000	12/20/2024	30%	All assets	At maturity	130,000	-
Note #5	11/21/2023	$17,000	2/20/2024	18%	All assets	At maturity	17,000
							$547,000	$-

Subsequent to December 31, 2023, the above notes payable were all extended to March 31, 2025 with no other changes in the terms of the notes.

Line of Credit

On July 28, 2022, the Company entered into a $225,000 line of credit agreement with a financial institution. The line of credit matures on July 28, 2024, has an interest rate equal to the Wall Street Journal Prime Rate plus 2%. The rate was 10% per annum as of December 31, 2023. The line of credit requires monthly interest only payments with all principal and accrued interest due at maturity. On July 28, 2024, the line of credit was converted to a term loan agreement with a fixed interest rate of 9.99%, minimum monthly payments of $3,735 and a maturity date of July 28, 2029. As of December 31, 2023 and 2022, the outstanding principal totaled approximately $225,000 and $224,000, respectively.

NOTE 5 – MEMBER’S CAPITAL

The Company is a single member limited liability company formed in the state of Delaware. The Company has only one class of membership units and the term of the Company is perpetual.

The Company’s member is HLDCO, LLC, which is owned equally by three members one of which is Mount Olympus Ventures, Inc. (“Mt. Olympus”). The Company’s Chief Executive Officer (“CEO”) is the sole shareholder of Mt. Olympus.

NOTE 6 – CONCENTRATIONS

As of December 31, 2023 and 2022, and for the years then ended, the Company had the following revenue and accounts receivable concentrations:

	Revenue		Accounts Receivable
Customer	2023	2022	2023	2022
Customer A	*	16%	*	*
Customer B	18%	*	*	*
Customer C (“related party”)	11%	*	19%	*
Customer D	15%	*	*	*
Customer E (“related party”)	10%	*	30%	*
Customer F	*	*	34%	*
* = Less than 10%

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INTEGRUM GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – RELATED PARTY TRANSACTIONS

Executive Compensation and Advances from Executive

During the years ended December 31, 2023 and 2022, the Company recognized the following compensation with its CEO:

	2023	2022
Compensation in the form of guaranteed payments	$360,000	$360,000

During the years ended December 31, 2023 and 2022, the Company recognized expense reimbursements in the form of informal, undocumented due on demand advances to the Company made by its CEO using his personal finances. This includes cash infusions as well as the payment of expenses on behalf of the Company.

The Company repaid these advances as funds were available and in some instances remitted amounts in excess of the advances made which were applied to future expenses of the Company. The following tables detail the cash advanced, direct expenses paid and cash repayments made by the Company during the years ended December 31, 2023 and 2022.

Year ended December 31, 2023
Cash	Directly Paid Expenses	Debt Payments	Cash Repayments
$955,116	$3,848	$-	$(884,940)

Year ended December 31, 2022
Cash	Directly Paid Expenses	Debt Payments	Cash Repayments
$831,133	$756,553	$47,700	$(1,473,916)

As of December 31, 2023 and 2022, $170,616 and $105,466, respectively, was due to the Company’s CEO and is reflected in ‘Accrued Expenses, related parties and advances from executive’ in the accompanying consolidated balance sheets.

Revenues and Other Receivable

During the years ended December 31, 2023 and 2022, the Company recognized revenues of approximately $606,000 and $275,000, respectively, to entities which share common management. During the years ended December 31, 2023 and 2022, the Company recognized expected credit losses associated amounts due from these entities of $497,745 and $-0-, respectively. As of December 31, 2023 and 2022, approximately $517,000 and $-0-, respectively, was due from these entities and is included in ‘other receivables, related party’, on the accompanying consolidated balance sheets.

Notes Payable

The Company has 5 notes payable due to an owner of the member of the Company as described in Note 4. As of December 31, 2023 and 2022, accrued interest due under these notes was $18,000 and $-0-, respectively. The Company paid interest of approximately $71,000 and $-0- during the years ended December 31, 2023 and 2022, respectively, which is included within interest expense in the accompanying statements of operations.

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INTEGRUM GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – INTANGIBLE ASSETS

The Company’s intangible assets as of December 31, 2023, are summarized as follows:

Type	Useful Life	Historical Cost	Accumulated Amortization	Net
Customer relationships	3.5 years	$1,988,893	$1,089,589	$899,304

The Company’s intangible assets as of December 31, 2022, are summarized as follows:

Type	Useful Life	Historical Cost	Accumulated Amortization	Net
Customer relationships	3.5 years	$1,924,465	$534,685	$1,389,780

Future amortization of the Company’s intangible assets as of December 31, 2023 are as follows:

December 31,	Amount
2024	$568,255
2025	266,702
2026	60,200
2027	4,147
$899,304

NOTE 9 – EMPLOYEE LOANS RECEIVABLE

Forgivable Loans

In order to attract and retain highly skilled professionals, the Company may issue forgivable loans to employees and non-employee experts. The principal amount of forgivable loans and accrued interest is forgiven by the Company over the term of the loans, so long as the employee or non-employee expert continues employment or affiliation with the Company and complies with certain contractual conditions.

On March 30, 2023, the Company entered into a forgivable loan agreement with an independent contractor in the amount of $250,000 with 8% per annum interest rate. The loan is to be repaid through services rendered by the independent contractor over the term of the loan which is 2 years. If the independent contractor’s services are not to the Company’s satisfaction, the Company has the right, in its sole discretion, to require repayment of the loan in cash from the independent contractor.

In order to reflect the services received through the issuance of these forgivable loans, the Company amortizes the balance of such loans as a component of ‘salaries and related expenses’ over the requisite service period of the loan. During the years ended December 31, 2023 and 2022, the Company recognized amortization related to forgivable loans of $94,178 and $-0-, respectively.

Other Loans

On June 20, 2023, the Company entered into a promissory note in the amount of $130,000 with the same independent contractor as the March 30, 2023, forgivable loan. The promissory note was due on June 20, 2024 and bared interest at 36% per annum. Any outstanding principal and accrued interest is due on the maturity date. The contractor also has the right to, in lieu of cash payments, to provide future services to the Company in reduction of principal or interest. The note is currently past due, the parties are in negotiations to extend the term of the note or settle the obligation for its original amount.

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INTEGRUM GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – SUBSEQUENT EVENTS

Customer legal dispute

VMed Services, LLC a subsidiary of the Company, is a plaintiff in a lawsuit that was filed on April 22, 2024 against Meridian Diagnostics LLC in State Court of Fulton County, Georgia. The Company is seeking approximately

$170,000 for claims related to the provision of marketing services to the defendant. In response to the filing of the complaint, Meridian Diagnostics filed a counterclaim against the Company and denies the allegations and seeks attorney's fees. This litigation is in the discovery phase, and as such, the Company is unable to estimate the range of potential loss.

Acquisition by Reliant Holdings, Inc.

On July 25, 2024, the Reliant Holdings, Inc. (“Reliant”) acquired the Company. As consideration for the acquisition, Reliant issued 3,645 shares of Series B Preferred Stock, 6,570 shares of Series C Preferred Stock, and 100 shares of Series D Preferred Stock to the members of the Company.

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